SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 31, 2006
(Date of Earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California95620	95620
(Address of principal executive offices)(Zip Code)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2006, the Company’s Chief Executive Officer, Owen J. Onsum and Chief Financial Officer, Louise A. Walker (the “Executives”) accepted and entered into Participation Agreements, under the First Northern Bank Supplemental Executive Retirement Plan (the “Plan”). Each Executive acknowledged that such acceptance irrevocably replaces the Executive’s Salary Continuation Agreement dated January 1, 2002, and executed January 2nd, 2002, and any amendments thereto, between the Executive and the Company.

The Plan provides for benefits in the event of death and disability and also provides for normal and early retirement benefits. The Executives are entitled to a normal retirement benefit at the age of 65. This benefit is a monthly benefit payable for 120 months plus 6 months for each full year of service over 10 years (limited to 180 months total) and is equal to:

•
The Executive’s target retirement percentage, which is determined based on position and years of service but is limited to 50%, multiplied by the Executive’s final average compensation, which is determined using an average of salary and bonus for three and seven years, respectively, prior to retirement; minus the sum of:

o
One-half the estimated monthly primary insurance amount that the Executive would be entitled to receive commencing at age 65 under the Social Security Act, multiplied by a ratio based on the Executive’s position and assuming 25 years of service; and

o	The amount of the Executive’s benefit under the Company’s Profit Sharing Plan, as adjusted pursuant to the Plan.

Upon completion of ten years of service with the Company, five years of service after participation commences under the Plan and attaining the age of 55, the Executive is entitled to an early retirement benefit. The early retirement benefit is a monthly benefit payable for 120 months plus 6 months for each full year of service over 10 years (limited to 180 months total) and is equal to:

•
The Executive’s target retirement percentage, which is determined based on position and years of service but is limited to 50%, multiplied by the Executive’s final average compensation, which is determined using an average of salary and bonus for three and seven years, respectively, prior to retirement, and further multiplied by an early commencement factor equal to 1.0 minus the product of 0.41667% multiplied by the number of full calendar months that early retirement preceded normal retirement age; minus the sum of:

o
One-half the estimated monthly primary insurance amount that the Executive would be entitled to receive commencing at age 65 under the Social Security Act, multiplied by a ratio based on the Executive’s position and assuming 25 years of service and further multiplied by the early commencement factor; and

o	The amount of the Executive’s benefit under the Company’s Profit Sharing Plan, as adjusted pursuant to the Plan.

In addition, the Participation Agreements amend certain sections of the First Northern Bank Supplemental Executive Retirement Plan to provide for certain payments if the Executive is terminated or terminates employment voluntarily for good reason after a change in control.

If the Executive’s employment terminates or in the event the Executive terminates employment voluntarily for “Good Reason” within 24 months after a change in control, the following benefit will be payable to the Executive in lieu of any other benefits payable under the Plan:

The greater of the payments described in (1), (2), and (3) below:

1.
A lump sum payment of $768,372 in the case of Mr. Onsum and $313,397 in the case of Ms. Walker, adjusted in each case at the rate equal to 4.37% per year for the period of time between January 1, 2007, and the payment date.

2.
A lump sum payment actuarially equivalent to the normal retirement benefit under the Plan with the following changes: (a) the target retirement percentage used will assume service to age 65, and (b) the profit sharing benefit and Social Security benefit will be determined as of the 1st of the year of termination. The lump sum payment will be determined using the treasury rate in effect on the date of termination and will be discounted for the period of time the lump sum payment precedes the date the Executive attains age 65.

3.
A lump sum payment actuarially equivalent to the benefit the Executive would receive from the Plan without regard to the change in control provisions. The lump sum payment will be determined using the treasury rate in effect on the date of termination.

The Company has agreed to pay this change in control benefit to the Executive within three days after the Executive’s separation from service. If at the time the Executive’s separation from service occurs the Executive is a specified employee within the meaning of Code section 409A, the lump-sum benefit shall be delayed and shall instead be paid on the first day of the seventh month after the month in which separation from service occurs, with interest to the payment date using the treasury rate. The Executives are only entitled to one benefit under the Plan or Participation Agreement based on the first triggering event to occur.

A “Change-in-Control” means the first to occur of any of the following events:

•
First Northern Community Bancorp merges into or consolidates with another corporation, or merges another corporation into First Northern Community Bancorp, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of First Northern Community Bancorp immediately before the merger or consolidation;

•
A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 20% or more of a class of First Northern Community Bancorp’s voting securities, but this clause will not apply to beneficial ownership of First Northern Community Bancorp voting shares held in a fiduciary capacity by an entity of which First Northern Community Bancorp directly or indirectly beneficially owns 50% or more of its outstanding voting securities or voting shares held by an employee benefit plan maintained for the benefit of First Northern Bank of Dixon’s employees; or

•
During any period of two consecutive years, individuals who constitute First Northern Community Bancorp’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of First Northern Community Bancorp’s Board of Directors; provided, however, that for purposes of this clause each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the period will be deemed to have been a director at the beginning of the two-year period.

“Good Reason” means any of the following:

(a)	A material reduction in the Executive’s title or responsibilities;

(b)	A reduction in base salary as in effect on the date of change in control;

(c)	The relocation of the Executive’s principal executive office so that Executive’s one-way commute distance from Executive’s residence is increased by more than 40 miles;

(d)
The adverse and substantial alternation in the nature and quality of the office space within which the Executive performs duties on behalf of the Company, including the size and location thereof, as well as the secretarial and administrative support provided to the Executive;

(e)
The failure by the Company to continue to provide the Executive with compensation and benefits substantially similar to those provided under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed at the time of change in control;

(f)	The failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement.

Any increase in the value of benefits payable to the Executive under any section of the Plan or the Participation Agreements over the value that would have been provided under the Salary Continuation Agreements which the Participation Agreement replaced will be vested as follows: 25% on December 31, 2006, 50% on December 31, 2007, 75% on December 31, 2008, and 100% on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007		First Northern Community Bancorp
(Registrant)

	By:	/s/ Louise A. Walker
Louise A. Walker
Senior Executive Vice President
Chief Financial Officer